Exhibit 99.1
Customers Bancorp
1015 Penn Avenue
Wyomissing, PA 19610
Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Carla Leibold, CFO 484-923-8802
Bob Ramsey, IR & Strategic Planning 484-926-7118

CUSTOMERS BANCORP, INC. EXPECTS 2020 CORE EPS TO EXCEED $3.00, UP OVER 35% FROM THE 2019 CONSENSUS

EARNINGS EXPECTED TO SHOW SIGNIFICANT UPTICK BEGINNING IN SECOND HALF OF 2019

Wyomissing, PA – February 14, 2019 –Speaking with investors at the KBW Winter Financial Services Symposium in Boca Raton, Florida, Customers Bancorp CEO Jay Sidhu and CFO Carla Leibold intend to disclose that Customers’ internal plans include at least $3.00 of core earnings per share in 2020, an increase of over 35% from the 2019 Consensus estimate. Sidhu previously stated in January 2019 that the Company is comfortable with the Street estimate of $2.21 in earnings per share for 2019.

“We are off to a good start in 2019, with strong growth in higher margin C&I and consumer loans, supported by corresponding increases in core deposits. The planned commercial and consumer loan growth expected in the first half of 2019 could require approximately $15 million to $20 million in upfront provision expense in the first half of the year for these new loans. This provision expense will result in a temporary drag on Q1 and Q2 earnings; however, earnings should show acceleration starting in Q3, with the Company projecting 2020 core EPS of at least $3.00.

“We are targeting a core 2020 ROAA of at least 1.0%, and core ROTCE of about 12%, which includes the results of BankMobile,” stated Carla Leibold, Customers’ CFO. “Customers is today trading at about 90% of tangible book value and less than 10x 2019 Consensus estimates. We felt compelled to disclose our internal targets to investors at our first meeting with investors in 2019. We have previously targeted earning $4.00 of core EPS within 3-4 years and consider our 2020 projection of at least $3.00 an important milestone along that path,” concluded Leibold.

Institutional Background

Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank with assets of approximately $9.8 billion at December 31, 2018. A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, the District of Columbia, Illinois, New York, Rhode Island, Massachusetts, New Hampshire and New Jersey. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers’ homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.

Customers Bancorp, Inc.'s voting common shares are listed on the New York Stock Exchange under the symbol CUBI. Additional information about Customers Bancorp, Inc. can be found on the company’s website, www.customersbank.com.

“Safe Harbor” Statement

In addition to historical information, this press release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.'s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.'s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.'s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. In addition, important factors relating to the acquisition of the Disbursements business, the combination of Customers' BankMobile business with the acquired Disbursements business, the implementation of Customers Bancorp, Inc.'s strategy to retain BankMobile for 2-3 years, the possibility that the expected benefits of retaining BankMobile for 2-3 years may not be achieved, or the possible effects on Customers' results of operations if BankMobile is never divested could cause Customers Bancorp's actual results to differ from those in the forward-looking statements. Further, Customers' expectations with respect to the effects of the new tax law could be affected by future clarifications, amendments, and interpretations of such law. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.'s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2017, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.

Core EPS, core ROAA, core ROTCE and tangible book value are non-GAAP measures. Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our results of operations and financial condition relative to other financial institutions and is consistent with how Customers evaluates its performance internally. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our financial results, which include securities gains, losses, and impairment, executive severance, merger and acquisition related charges, losses on the sale of multifamily loans and other items. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.